                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D. C. 20549

      **************************************************************


                                FORM 8-K/A


                        AMENDMENT TO CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15 (d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)    JANUARY 27, 1995



               SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
              (Formerly Canonie Environmental Services Corp.)
           (exact name of registrar as specified in its charter)



DELAWARE                       NUMBER 0-14992                   38-2294876
(State or other                Commission File               (IRS Employer
jurisdiction incorporation                              identification No.)
or organization)


             13455 NOEL ROAD, SUITE 1500, DALLAS, TEXAS 75240
                 (Address of principal executive offices)


    Registrant's telephone number, including area code:  (214) 770-1800

The undersigned hereby amends Item 7, of its Report on Form 8-K, filed January 27, 1995, for the purpose of filing certain exhibits required by such report in which registrant reported the purchase of certain assets and contracts of Resna Industries, Inc.

     Item 7(a). Amendment to include audited consolidated financial statements of Resna Industries, Inc. as follows:

                    Consolidated Balance sheets at December 31,1993 and
                    1992

                    Consolidated Statements of Operations for the years ended December 31, 1993 and 1992

                    Consolidated Statement of Shareholders Equity for the years ended December 31, 1993 and 1992

                    Consolidated Statements of Cash Flows for the years ended December 31, 1993 and 1992

                    Notes to the Consolidated Financial Statements

                    Unaudited Consolidated Financial Statements for the nine months ended September 30, 1994

     Item 7 (b).    Amendment to include pro forma financial information.


     Item 7 (c).    Exhibit 23 Consent of Arthur Andersen LLP


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.




                               SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                                             (Registrant)

                      By:         /S/ William T. Campbell
                          --------------------------------------------------
                           William T. Campbell, Vice-President - Finance


DATE:  MARCH 28, 1995

                                                              ITEM 7(a)


                             ARTHUR ANDERSEN [LOGO]

                     RESNA INDUSTRIES INC. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 1993 AND 1992
                         TOGETHER WITH AUDITORS' REPORT

                              ARTHUR ANDERSEN & CO.


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholders and
the Board of Directors of
Resna Industries Inc.:


We have audited the accompanying consolidated balance sheets of Resna Industries Inc. (a Delaware corporation) and Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Resna Industries Inc. and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                       /s/ Arthur Andersen & Co.

Oakland, California,
     May 5, 1994

                     RESNA INDUSTRIES INC. AND SUBSIDIARIES

             CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1993 AND 1992



                                     ASSETS

                                                   1993             1992
                                                -----------     -----------
CURRENT ASSETS:
  Cash                                          $ 1,252,807     $ 1,767,423
  Trade accounts receivable, less allowance
   for doubtful accounts of $453,055 and
   $526,115 in 1993 and 1992, respectively
   (Note 2)                                       4,896,348       5,294,050
  Unbilled revenue, less allowance for doubtful
   accounts of $169,272 and $497,544 in 1993
   and 1992, respectively (Note 2)                2,583,550       3,393,335
  Prepaid insurance, deposits and other current
   assets                                           914,173         832,961
  Assets held for sale (Note 2)                      -              628,595
                                                -----------     -----------
          Total current assets                    9,646,878      11,916,364


PROPERTY AND EQUIPMENT, net (Note 2)              1,383,095       2,391,949


INTANGIBLE ASSETS, net (Note 2)                     449,331         791,713


COSTS IN EXCESS OF NET ASSETS OF ACQUIRED
  BUSINESSES, net (Note 2)                        5,686,410       5,827,155


OTHER LONG-TERM ASSETS                               86,986         192,805
                                                -----------     -----------
          Total assets                          $17,252,700     $21,119,986
                                                ===========     ===========




        The accompanying notes are an integral part of these statements.

                     RESNA INDUSTRIES INC. AND SUBSIDIARIES

             CONSOLIDATED BALANCE SHEETS--DECEMBER 31, 1993 AND 1992

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                             1993           1992
                                                        ------------    ------------
CURRENT LIABILITIES:
  Line of credit (Note 6)                               $  2,000,000    $  2,500,000
  Notes payable                                               42,008          58,813
  Current portion of long-term capital lease
    obligations (Note 5)                                     121,476         322,439
  Accounts payable                                         2,464,007       2,914,888
  Accrued liabilities                                      1,894,569       2,051,610
  Deferred revenue (Note 2)                                  238,392         335,469
                                                        ------------    ------------
       Total current liabilities                           6,760,452       8,183,219
                                                        ------------    ------------

LONG-TERM CAPITAL LEASE OBLIGATIONS, net of
 current portion (Note 5)                                    118,919         479,180
                                                        ------------    ------------

SUBORDINATED NOTES AND DEBENTURES (Note 5)                 5,094,761       4,525,000
                                                        ------------    ------------

COMMITMENTS AND CONTINGENCIES (Notes 4, 5, 6 and 8)

SHAREHOLDERS' EQUITY (Note 3):
  Common stock, $.01 par value; 16,000,000 shares
     authorized; 2,535,239 and 2,570,630 shares
     issued and outstanding in 1993 and 1992,
     respectively                                             25,352          25,706
  Convertible Preferred Stock-
     Series A, $.01 par value; 840,000 shares
       authorized,issued and outstanding;
       liquidation preference $840,000                         8,400           8,400
     Series B, $.01 par value; 3,600,000 shares
       authorized; 3,488,000 shares issued and
       outstanding; liquidation preference                    34,880          34,880
       $4,360,000
     Series C, $.01 par value; 4,920,000 shares
       authorized; 4,723,833 shares issued and
       outstanding; liquidation preference $7,085,750         47,238          47,238
    Series D, $.01 par value; 3,200,000 shares
       authorized; 2,556,800 shares issued and
       outstanding; liquidation preference $6,392,000         25,568          25,568
    Series E, $.01 par value; 2,000,000 shares
       authorized, issued and outstanding; liquidation
       preference $3,000,000                                  20,000          20,000
    Series F, $.01 par value; 2,100,000 shares
       authorized; 0 issued and outstanding                 -               -
  Additional paid-in capital                              21,399,926      21,431,010
  Notes receivable on sales of common stock                  (33,315)        (87,473)
  Accumulated deficit                                    (16,249,481)    (13,572,742)
                                                        ------------    ------------

       Total shareholders' equity                          5,278,568       7,932,587
                                                        ------------    ------------
       Total liabilities and shareholders' equity       $ 17,252,700    $ 21,119,986
                                                        ============    ============






        The accompanying notes are an integral part of these statements.

                     RESNA INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992

                                                     1993               1992
                                                  -----------       -----------
GROSS REVENUES (Note 2)                           $26,729,596       $30,772,808

SUBCONTRACTOR AND OTHER OUTSIDE DIRECT COSTS
  (Note 2)                                          7,041,120         6,726,638
                                                  -----------       -----------
         Net revenues                              19,688,476        24,046,170

DIRECT LABOR AND OTHER DIRECT COSTS                 9,647,167        10,207,713
                                                  -----------       -----------
         Gross profit                              10,041,309        13,838,457

OPERATING EXPENSES:
  General and administrative                       10,643,211        16,978,325
  Depreciation                                      1,120,771         1,557,630
                                                  -----------       -----------
        Operating loss before amortization of
         intangible assets                         (1,722,673)       (4,697,498)

AMORTIZATION OF INTANGIBLE ASSETS                     342,382           851,621

AMORTIZATION OF COSTS IN EXCESS OF NET ASSETS OF
  ACQUIRED BUSINESSES                                 140,745           243,623
                                                  -----------       -----------
        Operating loss                             (2,205,800)       (5,792,742)

OTHER INCOME (EXPENSE):
  Interest income                                      37,583            94,952
  Interest expense                                   (643,873)         (511,737)
  Restructuring costs (Note 2)                           -           (1,046,824)
  Write-off of costs in excess of net assets of
   acquired businesses (Note 2)                          -           (1,445,269)
  Other income                                        144,351            37,597
                                                  -----------       -----------
        Loss before provision for income taxes     (2,667,739)       (8,664,023)
PROVISION FOR INCOME TAXES (Note 7)                     9,000             8,500
                                                  -----------       -----------
        Net loss                                  $(2,676,739)      $(8,672,523)
                                                  ===========       ===========



     The accompanying notes are an integral part of these statements.

                     RESNA INDUSTRIES INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (Note 3)

                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992



                                                                    Series A          Series B              Series C
                                               Common Stock      Preferred Stock   Preferred Stock       Preferred Stock
                                            ------------------  ----------------  ------------------   ------------------

                                                         Par               Par                 Par                  Par
                                             Shares     Value   Shares    Value    Shares     Value     Shares     Value
                                            ---------  -------  -------   ------  ---------  -------   ---------  -------
BALANCE AT DECEMBER 29, 1991                2,695,375  $26,954  840,000   $8,400  3,488,000  $34,880   4,723,833  $47,238
  Common stock issued as bonus                217,188    2,171     -        -          -        -           -        -
  Payment on notes receivable                    -        -        -        -          -        -           -        -
  Common stock issued for services            100,000    1,000     -        -          -        -           -        -
  Common stock repurchased                   (441,933)  (4,419)    -        -          -        -           -        -
  Net loss for period                            -        -        -        -          -        -           -        -
                                            ---------  -------  -------   ------  ---------   ------   ---------   ------
BALANCE AT DECEMBER 31, 1992                2,570,630   25,706  840,000    8,400  3,488,000   34,880   4,723,833   47,238
  Common stock issued as bonus                 17,000      170     -        -          -        -           -        -
  Common stock issued for notes
   receivable                                  80,000      800     -        -          -        -           -        -
  Stock options exercised                       2,750       27     -        -          -        -           -        -
  Common stock repurchased                   (135,141)  (1,351)    -        -          -        -           -        -
  Reduction of notes receivable as
   bonus                                         -        -        -        -          -        -           -        -
  Interest on notes receivable                   -        -        -        -          -        -           -        -
  Warrants canceled                              -        -        -        -          -        -           -        -
  Net loss for period                            -        -        -        -          -        -           -        -
                                            ---------  -------  -------  ------   ---------  -------   ---------  -------
BALANCE AT DECEMBER 31, 1993                2,535,239  $25,352  840,000  $8,400   3,488,000  $34,880   4,723,833  $47,238
                                            =========  =======  =======  ======   =========  =======   =========  =======



                                             Series D          Series E
                                          Preferred Stock   Preferred Stock
                                        ------------------  ----------------                 Notes
                                                                              Additional   Receivable
                                                     Par                Par     Paid-in     on Sales    Accumulated
                                          Shares    Value    Shares    Value    Capital     of Stock      Deficit       Total
                                        ---------  -------  --------  ------- -----------  ----------   ------------ -----------
BALANCE AT DECEMBER 29, 1991            2,556,800  $25,568  2,000,000 $20,000 $21,419,844  $(149,444)   $ (4,900,219) $16,533,221
  Common stock issued as bonus               -        -          -       -         58,800       -               -          60,971
  Payment on notes receivable                -        -          -       -           -        61,971            -          61,971
  Common stock issued for services           -        -          -       -         29,000       -               -          30,000
  Common stock repurchased                   -        -          -       -        (76,634)      -               -         (81,053)
  Net loss for period                        -        -          -       -           -          -         (8,672,523)  (8,672,523)
                                        ---------   ------  ---------  ------  ----------    -------    ------------  -----------
BALANCE AT DECEMBER 31, 1992            2,556,800   25,568  2,000,000  20,000  21,431,010    (87,473)    (13,572,742)   7,932,587
  Common stock issued as bonus               -        -          -       -          4,930       -               -           5,100
  Common stock issued for notes
   receivable                                -        -          -       -         23,200    (24,000)           -            -
  Stock options exercised                    -        -          -       -            898       -               -             925
  Common stock repurchased                   -        -          -       -        (42,503)    53,197            -           9,343
  Reduction of notes receivable as
   bonus                                     -        -          -       -           -        28,147            -          28,147
  Interest on notes receivable               -        -          -       -           -        (3,186)           -          (3,186)
  Warrants canceled                          -        -          -       -        (17,609)      -               -         (17,609)
  Net loss for period                        -        -          -       -           -          -         (2,676,739)  (2,676,739)
                                        ---------  -------  --------- ------- -----------  ---------    ------------  -----------
BALANCE AT DECEMBER 31, 1993            2,556,800  $25,568  2,000,000 $20,000 $21,399,926  $ (33,315)   $(16,249,481) $ 5,278,568
                                        =========  =======  ========= ======= ===========  =========    ============  ===========





        The accompanying notes are an integral part of these statements.

                     RESNA INDUSTRIES INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1993 AND 1992


                                                       1993            1992
                                                    -----------    -----------
CASH FLOWS USED IN OPERATING ACTIVITIES:
   Net loss                                         $(2,676,739)   $(8,672,523)
                                                    -----------    -----------

   Adjustments to reconcile net loss to net
    cash used in operating activities-
      Depreciation and amortization                   1,603,898      2,652,874
      Loss (gain) on disposition of property
       and equipment                                    (86,403)       465,147
      Write-off of costs in excess of net assets
       of acquired businesses                            -           1,445,269
      Reduction of notes receivable as bonus             28,147          -
      Warrants canceled                                 (17,609)         -
      Services paid in stock                             -              30,000
      Change in assets and liabilities-
        Decrease in trade accounts receivable           397,702        592,546
        Decrease in unbilled revenue                    809,785      1,257,912
        Decrease (increase) in prepaid insurance,
         deposits and other current assets              (81,212)       285,059
        Decrease (increase) in other long-term assets    83,373       (153,835)
        Increase (decrease) in accounts payable        (450,882)       194,080
        Decrease in accrued liabilities                (157,041)      (941,273)
        Decrease in deferred revenue                    (97,075)      (439,252)
                                                    -----------    -----------
         Total adjustments                            2,032,683      5,388,527
                                                    -----------    -----------
         Net cash used in operating activities         (644,056)    (3,283,996)
                                                    -----------    -----------

CASH FLOWS PROVIDED BY (USED IN) INVESTING
 ACTIVITIES:
   Purchases of property and equipment                 (124,387)    (1,212,745)
   Proceeds from sale of property and equipment         749,914          -
                                                    -----------    -----------
         Net cash provided by (used in) investing
          activities                                    625,527     (1,212,745)
                                                    -----------    -----------

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES:
   Proceeds from (payments on) line of credit          (500,000)     2,500,000
   Proceeds from (payments on) notes payable            (16,805)        42,992
   Payment of long-term capital lease obligations      (561,224)      (308,930)
   Proceeds from subordinated notes and debentures      569,761          -
   Proceeds from issuance of common stock                12,181         60,971
   Common stock repurchased                              -             (81,053)
   Proceeds from repayment of note receivable on
    sale of common stock                                 -              61,971
                                                    -----------    -----------
         Net cash provided by (used in) financing
          activities                                   (496,087)     2,275,951
                                                    -----------    -----------
         Net decrease in cash                          (514,616)    (2,220,790)

CASH, beginning of year                               1,767,423      3,988,213
                                                    -----------    -----------
CASH, end of year                                   $ 1,252,807    $ 1,767,423
                                                    ===========    ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for income taxes       $     9,000    $     8,500
   Cash paid during the year for interest               649,056        757,762

        The accompanying notes are an integral part of these statements.

                     RESNA INDUSTRIES INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 1993




1.   DESCRIPTION OF COMPANY:

Resna Industries Inc. and Subsidiaries (the Company) was founded in 1989 to serve the soil and ground water remediation segment of the environmental services market. Resna is engaged in the cleanup of sites where leaks and spills from underground storage tanks, pipelines, terminals, refineries and other sources have contaminated soil and water, threatening the safety of drinking water supplies. In 1990, the Company acquired Ground Water Resources Inc. (GRI), WaterWork Corporation (WaterWork) and Applied GeoSystems (AGS). In 1991, the Company acquired Exceltech, Inc. (Exceltech) and Western Geological Resources (WGR). During 1992, WaterWork, Exceltech and WGR were merged with and into the Company.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated upon consolidation.

REVENUE RECOGNITION

The principal business of the Company is that of providing professional environmental, geological, engineering, construction and laboratory analysis services under contracts at time-and-materials or fixed-fee arrangements. The Company bills or accrues all time, direct project costs and expenses as incurred, and the resulting revenues are recognized as contract costs as incurred. For fixed-fee arrangements, revenue is recognized on a percentage-of-completion basis using costs incurred to date in relation to estimated total costs of the contracts to measure the stage of completion. The cumulative effects of revisions of estimated total contract costs and revenues are recorded in the period in which the facts requiring the revision become known. When a loss is anticipated on a contract, the full amount thereof is provided currently. To the extent that revenue billed under a fixed-fee arrangement exceeds the amount recognized, revenue is deferred. Deferred revenue was $238,393 and $335,469 as of December 31, 1993 and 1992, respectively. Trade accounts receivable consist of all amounts billed on or before year-end. Unbilled revenue includes amounts to be billed at a later time.

The Company incurs subcontractor and other outside direct costs, which are passed through to its clients.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives. Property and equipment and estimated useful lives are as follows:

                                         1993         1992           Life
                                      ----------   ----------     -----------
     Machinery and equipment          $1,731,791   $1,592,109     5 years
     Computer hardware and software    1,430,749    1,387,198     3 years
     Vehicles                            548,419      746,506     3 years
     Furniture and fixtures              246,625      258,433     5 years
     Leasehold improvements              127,267       99,791     Lease term
                                      ----------   ----------
                                       4,084,851    4,084,037
     Less- Accumulated depreciation    2,701,756    1,692,088
                                      ----------   ----------
     Property and equipment,
        net                           $1,383,095   $2,391,949
                                      ==========   ==========



The net book value of assets held under capital lease is as follows:


                                               1993           1992
                                              -------       --------
     Assets held under capital lease          $80,849       $162,097
     Less- Accumulated depreciation            53,472         37,921
                                              -------       --------
                                              $27,377       $124,176
                                              =======       ========



INTANGIBLE ASSETS

Intangible assets of acquired businesses are amortized on the straight-line method over their estimated useful lives. Net intangible assets and their estimated useful lives are as follows:

                                            1993        1992           Life
                                         ----------  ----------    ------------
     Noncompete agreements               $1,250,000  $1,250,000    5 years
     In-place workforce                   1,233,171   1,233,171    2 - 2.5 years
     Employment contracts                    50,000      50,000    4 - 5 years
                                         ----------  ----------
                                          2,533,171   2,533,171
     Less- Accumulated amortization       2,083,840   1,741,458
                                         ----------  ----------
     Intangible assets, net              $  449,331  $  791,713
                                         ==========  ==========



COSTS IN EXCESS OF NET ASSETS OF ACQUIRED BUSINESSES

Costs in excess of net assets of acquired businesses are net of accumulated amortization of $686,222 and $540,477 at December 31, 1993 and 1992, respectively. These costs are amortized on the straight-line method over

40 years. During 1992, management reevaluated its business acquisitions and determined that there had been a permanent diminution in value of the remaining unamortized costs in excess of net assets of Exceltech, Inc. ($1,445,269 as of December 31, 1992). Management reached this conclusion based upon the operating losses of the former Exceltech business, as well as the fact that the name Exceltech is no longer used, key employees have not remained, and the focus of this business has changed since the acquisition date. Accordingly, during 1992 the Company wrote off these remaining unamortized costs.

ASSETS HELD FOR SALE

During 1993, the Company entered into an agreement to sell certain lab assets. The assets are included in current assets in the accompanying 1992 balance sheet. The assets were sold in 1993, and the gain is reflected in other income in the accompanying 1993 consolidated statement of operations.

RESTRUCTURING

During 1992, the Company adopted a restructuring plan that included the closure, consolidation and relocation of certain field offices. The 1992 restructuring charge includes $461,824 for severance payments and $585,000 for losses related to unutilized lease space, net of anticipated sublease revenues.

INCOME TAXES

In January 1993, the Company adopted the liability method of accounting pursuant to Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The adoption of SFAS No. 109 did not have a material impact. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. Income tax benefits have not been recorded for operating losses, tax loss carryforwards and net deferred tax assets.

RECLASSIFICATIONS

Certain amounts in the prior year financial statements have been reclassified to conform to the current year presentation.

3.   SHAREHOLDERS' EQUITY:


COMMON STOCK

The Company's common stock issued to employees is subject to repurchase over a four-year vesting period at its initial purchase price. As of December 31, 1993 and 1992, a total of 135,141 and 559,558 shares, respectively, were repurchased by the Company upon employee terminations.

The purchase price of all of the Company's common stock issued and warrants granted was the fair market value at the date of issuance as determined by the Company's Board of Directors.

In 1991, the shareholders approved a stock option plan that authorizes the issuance of up to 600,000 shares of common stock. The exercise price may not be less than 85 percent of the fair market value of the stock at the date of the grant. Options vest over four years, with 25 percent vesting after one year and approximately 2 percent vesting monthly thereafter. Options outstanding under this plan are as follows:



                                              NUMBER OF             EXERCISE
                                               SHARES                 PRICE
                                              ---------            ----------
     Outstanding December 31, 1991             221,750             $      .50
          Granted                              162,000             .30  - .50
          Exercised                               -                     -
          Canceled                             133,229                  -
                                              --------             ----------
     Outstanding December 31, 1992             250,521             .30  - .50
          Granted                              161,700             .30  - .50
          Exercised                             (2,750)            .30  - .50
          Canceled                            (184,721)                 -
                                              --------             ----------
     Outstanding December 31, 1993             224,750             $.30 - .50
                                              ========             ==========
     Exercisable December 31, 1993              91,146             $.30 - .50
                                              ========             ==========




PREFERRED STOCK

The Company has several series of preferred stock: A, B, C, D, E and F. The purchase price of all of the Company's preferred stock issued and warrants granted was the fair market value at the date of the issuance as determined by the Company's Board of Directors. The various rights of these series are as follows:

                      DIVIDENDS PREFERENCE AND RESTRICTIONS


The holders of the Series C, D, E and F preferred stock are entitled to receive dividends in preference to any dividends on the Series A and B preferred stock or the common stock. The holders of the Series B preferred stock are entitled to receive dividends in preference to any dividend on the Series A preferred stock or the common stock. The holders of the Series A preferred stock are entitled to receive dividends in preference to any dividend on the common stock. The right to dividends on the preferred stock is not cumulative.

No dividends may be paid on common stock in excess of dividends paid on the preferred stock, and no dividends may be paid on any share of common stock unless a dividend is paid with respect to all outstanding shares of preferred stock equal to or greater than the aggregate amount of such dividends for all shares of common stock into which each such share of preferred stock could be converted at the time such dividend is paid.

The Company may not declare or pay any dividends if such action would impair the ability of the Company to repay the principal and interest on the subordinated debentures issued in conjunction with acquisitions.

Upon liquidation, provided that sufficient assets are available, distributions would be made as follows:

     - First, Series C, E and F preferred stockholders would receive $1.50, $1.50 and $3.00 per share, respectively, plus declared but unpaid dividends.

     - Second, Series B preferred stock would receive $1.25 per share plus declared but unpaid dividends.

     - Third, Series A preferred stockholders would receive $1.00 per share plus declared but unpaid dividends.

     - Fourth, Series D preferred stockholders would receive $2.50 per share plus declared but unpaid dividends.

     - Lastly, preferred and common stockholders would share ratably in the remaining assets of the Company.

                                   REDEMPTION

At any time after October 15, 1994, the Company may, at the option of the Board of Directors, redeem for cash in whole or in part the Series A, B, C and F preferred stock at the price per share of $5.00, $6.25, $7.50 and $7.50, respectively, plus all declared but unpaid dividends.

At any time after June 15, 1995, the Company may, at the Option of the Board of Directors, redeem for cash in whole or in part the Series D preferred stock at the price per share of $10.00, plus all declared but unpaid dividends.

At any time before February 26, 1996, the Company may, at the Option of the Board of Directors, redeem for cash in whole or in part the Series E preferred stock for $5.00 per share, plus all declared but unpaid dividends.

In the event of any redemption of only a part of the outstanding Series A, B, C and F preferred stock, the Company must redeem on a pro rata basis according to the number of shares held by each holder thereof (assuming conversion of all preferred stock). The Company may redeem all or a part of Series E preferred stock prior to the redemption of any of the Series A, B, C or F preferred stock.

                                  VOTING Rights

The holder of each share of the Series A, B, C, D and F preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such share of preferred stock could be converted on the record date for the vote or consent of shareholders and has voting rights and powers equal to the voting rights and powers of the common stock.

The holders of Series E preferred stock are not entitled to vote.

                                   CONVERSION

Each preferred share may be converted into common stock (subject to adjustment for stock splits, stock dividends or recapitalization) at the option of the preferred shareholder. The number of shares of common stock into which each share of preferred stock may be converted is equal to the initial purchase price of the shares divided by a conversion price (equal to the initial purchase price at the date of original issuance) in effect at the time of conversion.

Each preferred share shall automatically be converted into shares of common stock utilizing the then-effective conversion price upon the earliest of (i) the date on which at least 66-2/3 percent of the total number of shares of preferred stock outstanding immediately following June 21, 1991, shall have been converted into common stock; (ii) the date specified by vote or written consent or agreement of holders of at least 66-2/3 percent of the outstanding shares of preferred stoCk; or (iii) immediately upon the consummation of a public sale of common stock with aggregate cash proceeds in excess of $7,500,000, at no less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization).

                               REGISTRATION RIGHTS

Subject to certain limitations, holders of the Series A, B, C, D, E and F preferred stock are entitled to piggyback registration rights if the Company registers any of its securities under the Securities Act of 1933. Upon the first to occur of (i) October 15, 1994, (ii) 135 days after the Company's first registered public offering of its securities with aggregate cash proceeds of at least $7,500,000 and a per share price of at least $5.00, or (iii) 90 days after the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, holders of the Series A, B, C, D, E and F preferred stock may, upon the request of holders of at least 40 percent of such shares and subject to certain other limitations, require the Company to register their securities under the Securities Act of 1933. In addition, subject to the same conditions mentioned above, certain initial holders of the Company's common stock, if still employed by the Company at such time, are entitled to include with any registration proposed by the Company (either for its own account or for the account of other security holders) shares of the common stock held by such holders.

                                    WARRANTS


The Company issued warrants to purchase 26,667 shares of Series C preferred stock and 606,667 shares of Series F preferred stock in 1990 and 1991 at an exercise price of $1.50 per share and $3.00 per share, respectively. Additionally, the Company issued warrants to purchase 100,000 shares of the Company's common stock in 1991 at an exercise price of $3.00 per share. In 1993, the Company issued warrants to purchase 300,000 shares of Series G preferred stock at $2.00 per share. No warrants were issued in 1992.

4.   OPERATING LEASES:

The Company leases certain office space, furniture and laboratory equipment and transportation vehicles under various noncancelable operating leases expiring in various years through 1999. Several of the leases are subject to renewal options under various terms, and certain agreements contain provisions for periodic rate adjustments to reflect increases in normal ownership costs. Rent expense for the years ended December 31, 1993 and 1992, totaled approximately $1,100,000 and $1,600,000, respectively. Future minimum payments under noncancelable operating leases with initial or remaining terms of one year or more are as follows at December 31, 1992:


                                             Leases
                                           ----------
                         1994              $1,246,000
                         1995                 661,000
                         1996                 525,000
                         1997                 331,000
                         1998                  15,000

5.   LONG-TERM CAPITAL LEASE OBLIGATIONS
       AND SUBORDINATED NOTES AND DEBENTURES:

Long-term capital lease obligations at December 31, 1993 and 1992, consist of the following:


                                                     1993         1992
                                                   --------     ---------
     Capitalized lease obligations and notes
      payable for machinery, autos and equipment,
      due through December 1996 in various
      monthly installments, with interest ranging
      from 5.0 percent to 21.7 percent             $240,395     $801,619
     Less- Current maturities                       121,476      322,439
                                                   --------     --------
                                                   $118,919     $479,180
                                                   ========     ========



Future payments (including interest) of long-term obligations at December 31, 1993, are as follows:

               1994                              $145,529
               1995                                98,332
               1996                                22,565
               1997                                 5,910
                                                 --------
                                                  272,336
               Less- Amount representing
                interest                           31,941
                                                 --------
                                                  240,395
               Less- Current maturities           121,476
                                                 --------
               Long-term portion                 $118,919
                                                 ========


Subordinated notes and debentures at December 31, 1993 and 1992, consist of the following (see Note 3):


                                                          1993         1992
                                                       ----------   ----------
     8 percent subordinated notes, due April 1, 1995,
     interest due quarterly, collateralized by the
     stock of the Company, guaranteed by the Company,
     subordinate to any senior debt of the Company     $  600,000   $  600,000

     8 percent convertible subordinated debentures,
     due June 28, 1997, interest due quarterly,
     convertible to common stock at holder's option
     at $4.00 per share, subordinate to any senior
     debt of the Company                                1,875,000    1,875,000

     8 percent subordinated redeemable convertible
     debentures, due October l, 1997, interest due
     quarterly, redeemable at the Company's Option
     for face value plus interest, convertible at the
     holder's option into common stock at $4.00 per
     share, collateralized by the common stock of the
     Company, subordinate to any senior debt of the
     Company                                            2,050,000    2,050,000

     6 percent convertible subordinated notes, due
     February 19, 1996, automatically convertible into
     newly issued shares of preferred stock upon
     closing of the first issuance by the Company of
     preferred stock in a capital raising transaction,
     subordinate to any senior debt of the Company        569,761        -
                                                        ---------    ---------
                                                       $5,094,761   $4,525,000
                                                       ==========   ==========




6.   CREDIT FACILITIES, LIQUIDITY AND FUNDING REQUIREMENTS:


LINE OF CREDIT

The Company has a credit facility with a bank under which it may borrow up to $4,000,000 under certain conditions. Advances bear interest at a rate of prime plus 3 percent (9 percent at December 31, 1993). The amounts outstanding at December 31, 1993 and 1992, were $2,000,000 and $2,500,000, respectively. At
December 31, 1993, the Company was not in compliance with certain covenants of this credit facility.

Subsequent to December 31, 1993, the Company renegotiated this agreement. This agreement, which was finalized on May 5, 1994, retroactively sets new financial covenants, including quick ratio, tangible net worth, cash income and debt to tangible net worth ratio requirements. The Company was in compliance with the reset covenants at December 31, 1993. This amended credit facility is secured by substantially all of the Company's assets. This agreement allows for a credit facility of $2,500,000 until August 20, 1994 (limited to 65 percent of eligible receivables), at an interest rate of prime plus 3.5 percent.

LIQUIDITY AND FUNDING REQUIREMENTS

As reflected in the accompanying financial statements, the Company has had recurring losses that have resulted in an accumulated deficit of approximately $16,300,000 and $13,600,000 as of December 31, 1993 and 1992, respectively. As noted above, the Company has renegotiated its new bank agreement, which contains restrictive provisions that require improvements in the Company's operations. To the extent that the Company is unable to meet these restrictive provisions, additional capital may be required in order to meet its current operations.

BANK LINES FOR STANDBY LETTERS OF CREDIT

The Company entered into a business loan agreement with a bank in 1991 for up to $2,000,000 in letters of credit at a rate of prime plus 2.25 percent. At December 31, 1993, the amount unused under this agreement was $1,525,400. The agreement expires on November 30, 1996. Commitment fees are $15,000 per annum.

In conjunction with this credit facility, the Company issued warrants to the bank to purchase 6,667 shares of Series F preferred stock at an exercise price of $3.00 per share. Financial covenants relating to this bank line are the same as those applicable to the Company's line of credit.

The letters of credit are guaranteed by certain shareholders, including two officers. As part of the guaranty, the shareholders agreed to execute a $2,000,000 guaranty, based on their pro rata share of equity in the Company, securing a $2,000,000 bank line for the issuance of standby letters of credit. In consideration of the agreement, the Company issued warrants to purchase 600,000 shares of Series F preferred stock at an exercise price of $3.00 per share. To the extent that the Company draws down on the credit provided for in the agreement, additional warrants to purchase 700,000 shares of Series F preferred stock (and warrants to purchase additional shares of Series F preferred stock issuable in lieu of interest) are issuable pro rata to the participants providing credit proportional to the drawdown. The Company must pay interest at the rate of 8 percent per annum, quarterly in arrears, on outstanding advances. The obligations of the participants under this guarantee terminate from December 31, 1994, to July 14, 1998.

7.   TAXES:

Effective January 1, 1993, the Company changed its method of accounting for income taxes on a prospective basis from the deferred method to the liability method, as required by Statement of Financial Accounting Standards No. 109. Adoption of the statement did not materially affect the Company's financial position or results of operations because a valuation allowance has been established against the full amount of the deferred tax assets.

Deferred income taxes result from differences in the recognition of revenue and expense for tax and financial statement purposes. Deferred tax assets (liabilities) comprise the following at December 31, 1993:


     Gross deferred tax assets
       (resulting primarily from net
        operating loss carryforwards)                    $ 4,478,000
     Gross deferred tax liabilities                          (81,000)
     Deferred tax asset valuation
       allowance                                          (4,397,000)
                                                         -----------
     Net deferred tax asset                              $    -
                                                         ===========



For federal and state income tax reporting purposes, net operating loss carryforwards of $10,088,000 and $4,148,000 are available to reduce future taxable income, if any, through 2008 and 1998, respectively.

The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to income before income taxes, as a result of depreciation and amortization, various accruals and deferred income.

The Tax Reform Act of 1986 contains provisions that limit the net operating loss carryforwards available to be used in any given year under certain circumstances, including significant changes in ownership interests. Management believes that the ownership changes in 1993 and 1992 will not significantly reduce the utilization of the above net operating loss carryforwards for tax purposes. However, future ownership changes could reduce their utilization.

8.   LIMITED INSURANCE COVERAGE, ENVIRONMENTAL RISKS AND LITIGATION:

INSURANCE COVERAGE

Similar to other companies in its industry, the Company has found it difficult to obtain insurance coverage against all possible liabilities that may be incurred in connection with the conduct of its business.

The Company currently carries pollution and errors and omissions insurance coverage of $5,000,000 per occurrence and $5,000,000 in aggregate; general liability insurance coverage of $5,000,000 per occurrence and in aggregate; and automobile insurance coverage of $5,000,000 per occurrence.

There can be no assurance that liabilities that may be incurred by the Company will be covered by insurance or, if covered, that the dollar amount of such liabilities will not exceed the Company's insurance coverage. Consequently, a partially or completely uninsured claim, if successful and of significant magnitude, could have a material adverse effect on the Company.

ENVIRONMENTAL RISKS

Many federal, state and local laws have been enacted to regulate the use of petroleum products and to create liability for environmental contamination caused by them. While regulation and litigation create a growing market for the

Company's services, they also present a risk of liability should the Company be deemed responsible for contamination caused by a cleanup effort. While the Company has instituted safety procedures and annual mandatory training programs, there can be no assurances that unforeseen liabilities will not occur.

LITIGATION


The Company is subject to legal proceedings and claims that have not been finally adjudicated. These actions, when ultimately concluded and determined, will not, in the opinion of management, have a material adverse effect upon the financial position of the Company or the results of its operations.

(9) EVENT SUBSEQUENT TO DATE OF AUDITORS' REPORT

On January 13, 1995, substantially all of the Company's assets and contracts were sold to Smith Environmental Technologies Corporation. The purchase price consisted of a cash payment of $1,141,000 issuance of a promissory note to the Company's prime lender in the amount of $359,000 and the assumption of certain liabilities of the Company in the amount of $3,245,000. The Company ceased its operations as of the date of the sale and changed its name to Abbott Group, Inc. The Company is no longer a going concern.

                             RESNA INDUSTRIES INC.

                     CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994

                                 (UNAUDITED)

                             RESNA INDUSTRIES INC.

                           Consolidated Balance Sheet
                                 As of 9/30/94

ASSETS

CURRENT ASSETS



Cash                                                            798,514
Trade accounts receivable, net                                2,971,913
Unbilled revenue                                              1,724,264
Prepaid insurance, deposits and other current assets            817,304
                                                              ---------
TOTAL CURRENT ASSETS                                                           $ 6,311,996

FURNITURE, EQUIPMENT &
  LEASEHOLD IMPROVEMENTS
Machinery and equipment                                       1,657,943
Computer hardware and software                                1,461,803
Vehicles                                                        465,432
Furniture and fixtures                                          243,570
Leasehold improvements                                          107,622
Assets under capital lease                                       67,542
  Less - Accumulated depreciation                            (3,081,589)
                                                            -----------
TOTAL FURNITURE, EQUIPMENT AND
   LEASEHOLD IMPROVEMENTS, NET                                                 $   922,324

OTHER ASSETS
Intangible assets, net                                           248,389
Costs in excess of net assets of acquired businesses, net      5,569,834
Other long term assets, net                                       65,056

TOTAL OTHER ASSETS                                                             $ 5,883,279
                                                                               -----------

TOTAL ASSETS                                                                   $13,117,598
                                                                               -----------


                                      RESNA INDUSTRIES INC.

                                    Consolidated Balance Sheet
                                          As of 9/30/94

LIABILITIES & SHAREHOLDERS' EQUITY

LIABILITIES

CURRENT LIABILITIES


Line of credit                                     1,500,000
Current portion of long term debt                    698,739
Accounts payable                                   1,236,513
Accrued liabilities                                1,730,865
Deferred revenues                                    171,433
                                                 -----------

TOTAL CURRENT LIABILITIES                                               $ 5,337,549

LONG TERM OBLIGATIONS, net of current
 portion                                                                $    88,301

SUBORDINATED DEBENTURES & NOTES                                         $ 4,494,761

SHAREHOLDERS' EQUITY
Common stock                                          24,422
Preferred stock                                      116,086
Note receivable on sale of stock                      (6,452)
Additional paid-in capital                        21,395,289
Accumulated deficit                              (18,332,357)
                                                ------------
TOTAL SHAREHOLDERS' EQUITY                                              $ 3,196,988
                                                                        -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                              $13,117,598
                                                                        -----------


                             RESNA INDUSTRIES INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 1994


GROSS REVENUES                                    $14,484,812

Subcontractor and Other
  Outside Direct Costs                              6,138,747
                                                  -----------
NET REVENUES                                      $ 8,346,065
OPERATING EXPENSES
Direct labor and other direct costs                 2,909,363
General and administrative                          6,114,587
Depreciation and amortization                         580,407
Termination Payments                                   69,923
Amortization of costs in excess of                    200,942
  net assets of acquired business
Amortization of Other Intangibles                     116,576
                                                  -----------
OPERATING INCOME (LOSS)                           $(1,645,733)

OTHER (INCOME) EXPENSE
Interest income                                           260
Interest expense                                      457,490
Other income                                          (27,607)
                                                  -----------
Total Other (Income) Expense                      $   430,143
                                                  -----------
Net profit (loss) before provision for
  income tax                                      $(2,075,876)

Provision for Income Tax                                7,000
                                                  -----------
NET PROFIT (LOSS)                                 $(2,082,876)
                                                  -----------



                               RESNA INDUSTRIES INC.
                        CONSOLIDATED STATEMENT OF CASH FLOW
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994



                                                                    YTD
                                                                ----------
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net Income/(Loss):                                              (2,082,876)

Adjustments to reconcile net loss to net
  cash used in operating activities-
 Depreciation and Amortization                                     897,925
 (Gain) on Disposition of Property & Equipment                    (107,342)
 Decrease (increase) in trade accounts receivable                1,924,435
 Decrease (increase) in unbilled revenue                           859,286
 Decrease (increase) in prepaid insurance, deposits
  and other current assets                                          96,869
 Decrease (increase) in other long-term assets                      21,930
 Increase (decrease) in accounts payable                        (1,227,494)
 Increase (decrease) in accrued liabilities                       (163,704)
 Increase (decrease) in deferred revenue                           (66,959)
                                                                ----------
   Total Adjustments                                             2,234,946
                                                                ----------
   Net cash provided by (used in) operating activities             152,070

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
 Reduction (increase) in property and equipment, net               (12,296)
                                                                ----------
    Net cash provided by investing activities                      (12,296)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES:
 Pay down of line of credit                                       (500,000)
 Proceeds from long-term obligations                               504,637
 Payment of subordinated notes and debentures                     (600,000)
 Common stock issued (repurchased)                                 (25,567)
 Proceeds from repayment of note receivable on sale
   of stock                                                         26,863
                                                                ----------
    Net cash provided by (used in) financing activities:          (594,067)
                                                                ----------
NET DECREASE IN CASH                                              (454,293)

CASH AT DECEMBER 31, 1993                                        1,252,807
                                                                ----------
CASH AT SEPTEMBER 30, 1994                                         798,514
                                                                ----------
                                                                ----------



                          RESNA INDUSTRIES, INC.

                 NOTE TO CONSOLIDATED FINANCIAL STATEMENTS

                                (UNAUDITED)




NOTE 1.              OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

The accompanying unaudited consolidated financial statements have been prepared by Resna Industries, Inc. (RESNA). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes the disclosures made herein are adequate to make the information presented not misleading. The financial statements reflect all material adjustments which are all of a normal, recurring nature and in the opinion of management, necessary for a fair presentation. These financial statements should be read in conjunction with RESNA's consolidated financial statements for the years ended December 31, 1993 and 1992, and the Notes to the consolidated financial statements included therein. The results of operations for the nine-month period ended September 30, 1994, are not necessarily indicative of the results for the full fiscal year. For further information concerning commitments and contingencies and subsequent events, refer to footnotes nos. 4,5,6,8 and 9 in the audited consolidated financial statements for the years ended December 31, 1993 and 1992.

Item 7(b).  Pro forma financial information


            SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
           (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.)
      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                         NOVEMBER 30, 1994
                           (IN THOUSANDS)


                                                                    PRO FORMA
                                              CANONIE     RESNA    ADJUSTMENTS
                                             11/30/94    9/30/94    (NOTE 2)     PRO FORMA
                                             --------    -------   ------------  ---------
ASSETS
Current assets:
  Cash                                       $ 1,884    $   799     $(1,141)(a)  $  1,542
  Accounts receivable, net                    32,763      2,972                    35,735
  Unbilled revenues                           11,813      1,724                    13,537
  Other current assets                         4,667        817                     5,484
                                             -------    -------     -------      --------
TOTAL CURRENT ASSETS                          51,127      6,312      (1,141)       56,298

Property and equipment, net                   16,970        922        (922)(a)    16,970

OTHER ASSETS
  Investments and advances to affiliates       2,453          0                     2,453
  Other assets                                 5,446         65         (65)(a)     5,446
  Cost in excess of assets acquired           23,180      5,818      (5,818)(a)    23,180
                                             -------    -------     -------      --------
TOTAL ASSETS                                 $99,176    $13,117     $(7,946)     $104,347
                                             =======    =======     =======      ========

Item 7(b).  Pro forma financial information


                   SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                  (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.)
      PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (CONTINUED)
                              NOVEMBER 30, 1994
                               (IN THOUSANDS)


                                                              PRO FORMA        PRO
                                         CANONIE    RESNA    ADJUSTMENTS      FORMA
                                        11/30/94   9/30/94     (NOTE 2)      NOV. 30
                                        --------   -------   -----------     -------
LIABILITIES, REDEEMABLE SECURITIES
 AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts & subcontractors payable      $13,312   $ 1,237                  $ 14,549
  Payable to affiliates                    2,078                               2,078
  Accrued liabilities                     19,381     1,730      $ 1,634 (a)   22,745
  Billings in excess                       1,822       171                     1,993
  Current portion long-term debt           4,315     2,199       (1,840)(a)    4,674
                                         -------   -------      -------     --------
Total current liabilities                 40,908     5,337         (206)      46,039
Long-term debt & capital lease
 obligations                              17,101        40                    17,141
Non-current liabilities                    4,683        48          (48)(a)    4,683
Convertible subordinated debt             10,000     4,495       (4,495)(a)   10,000
Redeemable preferred stock                 6,890                               6,890
Common stock equity                       19,594     3,197       (3,197)(a)   19,594
                                         -------   -------      -------     --------
TOTAL LIABILITIES, REDEEMABLE PREFERRED
 STOCK AND COMMON STOCK EQUITY           $99,176   $13,117      $(7,946)    $104,347
                                         =======   =======      =======     ========


See accompanying notes

Item 7(b).  Pro forma financial information

                  SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.)
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                     NINE MONTHS ENDED NOVEMBER 30, 1994
                               (IN THOUSANDS)



                                                                                  PRO FORMA
                                          CANONIE     BCM       RES      RESNA   ADJUSTMENTS          PRO FORMA
                                          11/30/94  11/30/94  9/30/94   9/30/94   (NOTE 3)             RESULTS
                                          --------  --------  -------   -------  -----------          ---------
Revenues                                  $55,071   $39,543   $49,126   $14,485   ($2,693)(a)(b)       $155,532
Cost of revenue                            47,914    32,488    36,352     9,628    (2,610)(a)(b)       $123,772
                                          -------   -------   -------   -------   -------              --------
Gross profit                                7,157     7,055    12,774     4,857       (83)(a)           $31,760
Selling and administrative                  5,239     8,532    10,985     6,185    (2,661)(c)(d)(e)     $28,280
Interest Expense                              147       614       633       458       977 (f)(g)(h)(i)   $2,829
Other Income                                                                (28)                            (28)
Goodwill amortization                                                       318       263 (j)(k)           $581
                                          -------   -------   -------   -------   -------              --------
Income (loss) before income taxes and
share in unconsolidated affiliate           1,771    (2,091)    1,156    (2,076)    1,338                   $98
Income tax expense (benefit)                  354                             7       585 (l)              $946
                                          -------   -------   -------   -------   -------              --------
Income (loss) before share in unconsol.
 affiliate                                  1,417    (2,091)    1,156    (2,083)      754                 ($848)
Share in unconsolidated affiliate             489                                                          $489
                                          -------   -------   -------   -------   -------              --------
Net income (loss)                           1,906    (2,091)    1,156    (2,083)      754                 ($359)
Less:  Preferred stock dividend (5%)
 and accretion of preferred stock to
 redemption value                              87                                     306 (m)              $393
                                          -------   -------   -------   -------   -------              --------
Income (loss) to common shares             $1,819   ($2,091)   $1,156   ($2,083)   $  448                 ($752)
                                          =======   =======   =======   =======   =======              ========
Weighted average number of common
 and common equivalent shares
 outstanding                                5,832                                                         5,716
Earnings (loss) per share                   $0.31                                                        ($0.13)

See accompanying notes

Item 7(b).  Pro forma financial information

                     SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
                    (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.)
         PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                        TWELVE MONTHS ENDED FEBRUARY 28, 1994
                                   (IN THOUSANDS)

                                                                               PRO FORMA
                                       CANONIE    BCM       RES      RESNA     ADJUSTMENT           PRO FORMA
                                       2/28/94  12/31/93  12/31/93  12/31/93    (NOTE 3)             RESULTS
                                       -------  --------  --------  --------   ----------           ---------
Revenues                               $59,461   $62,117   $76,683   $26,730   ($3,780)(a)           $221,211
Cost of revenue                         49,492    55,691    58,438    17,809    (4,133)(a)           $177,297
                                       -------   -------   -------   -------   -------               --------
Gross profit                             9,969     6,426    18,245     8,921       353 (a)            $43,914
Selling and administrative              12,282    12,629    19,972    10,643    (2,535)(c)(d)(e)      $52,991
Special charges                          4,263                 508                                     $4,771
Interest                                   412       928       770       606     1,461 (f)(g)(h)(i)    $4,177
Other expenses                                                 868                                       $868
Other Income                                                            (144)                            (144)
Goodwill amortization                                                    484       289 (j)(k)            $773
                                       -------   -------   -------   -------   -------               --------
Loss before income taxes
 & share in unconsolidated affiliate    (6,988)   (7,131)   (3,873)   (2,668)    1,138               ($19,522)
Income tax expense (benefit)               135    (2,645)                          553 (l)            ($1,957)
                                       -------   -------   -------   -------   -------               --------
Loss before share in
 unconsolidated affiliate               (7,123)   (4,486)   (3,873)   (2,668)      585               ($17,565)
Share in unconsolidated affiliate       (2,876)                                                       ($2,876)
                                       -------   -------   -------   -------   -------               --------
Net loss                                (9,999)   (4,486)   (3,873)   (2,668)      585               ($20,441)
Less:  Preferred stock dividend (5%)
 and accretion of preferred stock to
 redemption value                                                                  523 (m)               $523
                                       -------   -------   -------   -------   -------               --------
Loss applicable to
common stock                           ($9,999)  ($4,486)  ($3,873)  ($2,668)      $62               ($20,964)
                                       =======   =======   =======   =======   =======               ========
Weighted average number of
common shares outstanding                5,701                                                          5,701
Loss per share                          ($1.75)                                                        ($3.69)

See accompanying notes

Item 7 (b)         Pro Forma Financial Information (Cont.)

               SMITH ENVIRONMENTAL TECHNOLOGIES CORPORATION
              (FORMERLY CANONIE ENVIRONMENTAL SERVICES CORP.)
 NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                       (DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1.  GENERAL

Smith Environmental Technologies Corporation (The "Company") completed the purchase, from RESNA Industries, Inc., a Delaware corporation ("RESNA"), of substantially all of the tangible assets and contracts and certain intangibles of RESNA'S environmental assessment and remediation business. RESNA operated a full service environmental remediation business related primarily to underground storage tanks. The purchase price consisted of
(i) a cash payment of $1,141 to RESNA's principal bank lender, (ii) the issuance of a promissory note to RESNA's principal bank lender in the amount of $359 without recourse except to certain accounts receivable of RESNA purchased by the Company, and (iii) the assumption of certain balance sheet liabilities, aggregating approximately $3,245 of RESNA subject to final verification.

The unaudited pro forma condensed consolidated balance sheets combines the balance sheets of the Company as of November 30, 1994 and the balance sheets of RESNA as of September 30, 1994 as if the purchase of assets had taken place on November 30, 1994. The unaudited pro forma condensed consolidated statement of operations for the nine months ended November 30, 1994 combines the results of operations of the Company and BCM Engineers, Inc., (BCM) for the nine months ended November 30, 1994, and the results of operations of Riedel Environmental Services, Inc. (RES) for the nine months ended September 30, 1994, and the results of operations of RESNA for the nine months ended September 30, 1994. BCM was acquired by the Company on September 28, 1994 for a total purchase price of approximately $13.0 million. RES was acquired on November 21, 1994 for a cash purchase price of approximately $19.1 million subject to verification of balance sheet items to reflect a final purchase price. The unaudited pro forma condensed consolidated statement of operations for the twelve months ended February 28, 1994 combines the results of the Company for the twelve months ended February 28, 1994, and the results of operations of BCM and RES for the twelve months ended December 31, 1993 and the results of operations of RESNA for the twelve months ended December 31, 1993. Both pro forma statements of operations have been prepared as if the acquisition had taken place on March 1, 1993.

The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma information does not purport to be indicative of the results that actually would have occurred if the acquisitions had been made on the date indicated, or which may be expected to occur in the future by reason of such acquisition. Further, no effect has been given in the pro forma information for consolidation cost savings and other synergistic benefits expected to be realized subsequent to the consummation of the acquisitions and the combining of the businesses.

The unaudited pro forma information should be read in conjunction with the notes thereto and the audited condensed consolidated financial statements of the Company as set forth in its annual report on Form 10-K for the year ended February 28, 1994, as well as the Form 10-Q of the Company for the nine months ended November 30, 1994 and the consolidated financial statements of RESNA included herein.

Item 7 (b)         Pro Forma Financial Information (Cont.)

NOTE 2.  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The pro forma adjustments to the historical balance sheet are as follows:

(a) To record the RESNA purchase price allocation reflecting the assets acquired and liabilities assumed including a cash payment of $1,141 to RESNA's principal bank lender, issuance of a promissory note in the amount of $359 and a decrease in asset values from September 30, 1994 through the purchase date of January 1, 1995 in the amount of $1,634.

NOTE 3.  PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

The pro forma adjustments to the historical statements of operations are as follows:

(a)  To  eliminate  BCM  laboratory revenues and operating  results.

                                1993       1994
                              (12 Mos.)  (9 Mos.)
                              --------   --------
     Revenues                   $3,780      $2,125
     Operating Costs             4,133       2,042
                               -------      ------
     Operating Income (Loss)   ($  353)     $   83
                               -------      ------

(b) To eliminate inter-company revenues of $568 in 1994 resulting from a contract between BCM and RES.

(c) To reverse expenses of $1089 in 1993 and $471 in 1994 incurred in connection with BCM's ESOP which was terminated as of the date of acquisition.

(d) To reverse $1806 in 1993 and $2435 in 1994 of settlement costs in connection with a pre-acquisition claim and allocated SG&A from RES's parent.

(e) To record depreciation expense of $360 in 1993 and $245 in 1994 related to adjustments to state fixed assets at estimated fair market value on the acquisition dates of BCM and Riedel.

 (f) To record over the three year term of the loan agreement, amortization of $481 in 1993 and $361 in 1994, of approximately $400 and $1200 of loan origination costs incurred in connection with the acquisition of RES and BCM respectfully.

(g) To record $375 of interest expense in 1993 at approximately 7 1/2% and $319 of expense in 1994 at approximately 8 1/2% on average long-term borrowings of approximately $5,000 incurred in connection with the acquisition of BCM.

Item 7 (b)         Pro Forma Financial Information (Cont.)

(h) To record RES interest expense of $963 in 1993 and $575 in 1994 on various borrowings aggregating $19.1 million incurred in connection with the acquisition of RES.

(i) To reverse RESNA interest expense of $358 in 1994 and $278 in 1993 related to RESNA's convertible subordinated debt not assumed within the Asset Purchase Agreement.

(j) To record $773 in 1993 and $581 in 1994 of amortization of cost in excess of net assets of business acquired of $23,180 over 30 years in connection with the acquisition of BCM and RES.

(k)  To  reverse RESNA's amortization of goodwill of $318 in 1994 and  $484 in  1993.

(l) To reflect the tax effect of the above entries, at a 35% effective tax rate, after giving affect to the amortization of goodwill.

(m)  To  record  $523 in 1993 and $306 in 1994 of preferred stock  dividend
     (5%)  and  accretion  of  preferred  stock  to  redemption  value   in
     connection with the acquisition of BCM.